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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 3, 2005


                                RADVA CORPORATION
             (Exact name of registrant as specified in its charter)


      Virginia                         0-15464                 54-0715892
(State of incorporation)          (Commission File          (I.R.S. Employer
                                      Number)              Identification No.)


          P.O. Box 2900, Radford, VA                             24143
(Address of principal executive offices)                       (Zip Code)

(Registrant's telephone number, including area code)     540-639-2458

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02 Unregistered Sales of Equity Securities

On October 18, 2001, the Company sold 600,000 shares of 8%, $.01 Par Value, Series A Preferred Stock for $.50 per share as follows:

David B. Kinney (common stockholder and director) 400,000 shares Luther I. Dickens (common stockholder and director) 100,000 shares
James M. Hylton (common stockholder)                 100,000 shares

On October 4, 2004 the Company sold 800,000 shares of 8%, $.01 Par Value, Series B Preferred Stock for $.50 per share as follows:

James M. Hylton (common stockholder)                    200,000 shares
Luther I. Dickens (common stockholder and director) 400,000 shares Richard W. Frizzell (common stockholder and director) 200,000 shares

Both the Series A and Series B Preferred Stock can be converted to common stock by multiplying the number of Preferred shares to be converted by $.50 and dividing the result by a conversion price of $.75. Both the Series A and Series B Preferred Stock have voting rights equaling the number of common shares into which the Preferred can be converted.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  RADVA CORPORATION
                                                     (Registrant)



Dated:  May 3, 2005                               By: /s/ William Fry
                                                    Chief Financial Officer